Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary (Jurisdiction)	Ownership

IVANHOE ENERGY INTERNATIONAL INC. (BVI)	100%

IVANHOE ENERGY HOLDINGS INC. (Nevada)	100%
Ivanhoe Energy Royalty Inc. (Nevada)	100%	(indirect)
Ivanhoe Energy (USA) Inc. (Nevada)	100%	(indirect)
Ivanhoe HTL Petroleum Ltd. (Nevada)	15%	(indirect)
Ivanhoe Energy Petroleum Projects Inc. (Nevada)	100%	(indirect)
Ivanhoe Energy HTL (USA) Inc. (Nevada & California)	100%	(indirect)

IVANHOE ENERGY INTERNATIONAL VENTURES INC. (BVI)	100%
Ivanhoe Energy Sweetwater Limited (Malta)	100%	(indirect)
Ivanhoe Energy (Middle East) Inc. (BVI)	100%	(indirect)
Energy Resources Development Japan Corporation (Japan)	99%	(indirect)
Ivanhoe Energy (Latin America) Inc. (BVI)	100%	(indirect)

SUNWING HOLDING CORPORATION (Barbados)	100%
Sunwing Energy Ltd. (Bermuda)	100%	(indirect)
Sunwing Management Limited (Hong Kong)	99%	(indirect)
Sunwing Zitong Energy Ltd. (BVI)	100%	(indirect)
Pan-China Resources Ltd. (BVI)	100%	(indirect)
Dagang Resources Ltd. (BVI)	100%	(indirect)

IVANHOE ENERGY ADVISORY INC. (BVI)	100%

IVANHOE ENERGY HTL INC. (Nevada)	100%
Ivanhoe HTL Petroleum Ltd. (Nevada & California)	85%	(indirect)
ITS Ensyn LLC (USA)	50%	(indirect)
Ensyn Petroleum (Canada) Inc.	100%	(indirect)
EEC Management Corp. (USA)	22.5%	(indirect)
Ensyn Energy Management L.P. (USA)	.10%	(indirect)
Ensyn Energy Corp. (Delaware)	100%	(indirect)
EEC Management Corp. (USA)	55%	(indirect)
Ensyn Energy Management L.P. (USA)	71.36%	(indirect)
EEC Management Corp. (USA)	22.5%	(indirect)
Ensyn Energy Management L.P. (USA)	28.54%	(indirect)